UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 7, 2017

Northwest Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-35737	94-3306718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4800 Montgomery Lane, Suite 800

Bethesda, Maryland 20814

(Address of Principal Executive Offices)

(240) 497-9024

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 7, 2017, the Company and an institutional health care investor holding Class B Warrants exercisable for 13,527,000 shares of Common Stock of the Company entered into an agreement for investment of approximately $2.7 million into the Company through the exercise in full of the Class B Warrants in return for amendment of the investor’s Class B Warrants to reduce the exercise from $1.00 to $0.20 per share (the “Amended Exercise Price”), as set forth in a Warrant Repricing Letter Agreement (the “Exercise Agreement”). As previously reported, the Class B Warrants were originally issued on March 17, 2017 with an exercise period of three months, and the exercise period was previously extended to August 24, 2017. Also in consideration for the investor’s exercise in full of the Class B Warrants, the Company agreed to issue to the investor new Series A Warrants exercisable for the purchase of 13,527,000 shares of the Company’s Common Stock (the “Series A Warrants”) at an exercise price of $0.27 per share, with an exercise period of five years. If the exercise of the amended Class B Warrants would cause the investor to exceed the Beneficial Ownership Limitation of 4.99% (as defined in the amended Class B Warrants), then the Company will only issue such number of shares to the investor as instructed by the investor and as would not cause such investor to exceed the maximum number of shares permitted under the Beneficial Ownership Limitation, with the balance of shares to be held in abeyance until the balance may be issued in compliance with such limitations.

The description of terms and conditions of the Exercise Agreement and Series A Warrants are set forth herein does not purport to be complete and is qualified in its entirety by reference to the Exercise Agreement and Series A Warrants, which are attached as exhibits hereto.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 3.03.	Material Modifications to Rights of Security Holders.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Warrant Repricing Letter Agreement dated August 7, 2017 by and between Northwest Biotherapeutics, Inc. and a certain institutional investor.

10.2	Form of Series A Common Stock Purchase Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: August 7, 2017	By:	/s/ Linda Powers
	Name:	Linda Powers
	Title:	Chief Executive Officer and Chairman